Exhibit 99.3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re:                                   In Proceeding for Reorganization under
                                         Chapter 11 of the Bankruptcy Code
NANTUCKET INDUSTRIES, INC.,              CASE NO. 00 B 10867 (AJG)
                      Debtor.
Tax ID No. 58-0962699
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                      ORDER APPROVING DISCLOSURE STATEMENT
               TO DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION
                     AND FIXING TIME FOR FILING ACCEPTANCES
                   OR REJECTIONS OF PLAN COMBINED WITH NOTICE

            The Disclosure Statement dated July 5, 2001 (the "Disclosure Statement"), heretofore filed and submitted by the debtor and debtor in possession herein (the "Debtor"), referring to a Second Amended Plan of Reorganization dated July 5, 2001 (the "Plan"), and

            It having been determined after reviewing the Disclosure Statement that it contains adequate information as that term is defined in 11 U.S.C. ss.1125(a)(l) and hearing no opposition from the Office of the United States Trustee, it is

            ORDERED, and notice given, that:

            A. The Disclosure Statement be and it hereby is approved.

            B. The Debtor shall transmit to creditors and other parties in interest by mail as provided in Bankruptcy Rule 3017(d) the Plan, the Disclosure Statement (excluding Exhibit F-Disclosure Document of Accutone, Inc.), a ballot conforming to Official Form 14, and a copy of this Order no later seven days following the entry of this Order.

            C. December 3, 2001 is fixed as the last day for filing written acceptances or rejections of the Plan which shall be filed with Koerner, Silberberg & Weiner, LLP, attorneys for the Debtor, 112 Madison Avenue, Third Floor, New York, New York, 10016.


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            D. December 3, 2001 is fixed as the last day for filing and serving pursuant to Bankruptcy Rule 3020(b)(l) written objections to confirmation of the Plan. Objections, if any, shall be in writing and shall be served upon Koerner, Silberberg & Weiner LLP, attorneys for the Debtor, at the address indicated above, the Office of the United States Trustee, attention Tracy Hope Davis, Esq., 33 Whitehall Street, 21st Floor, New York, New York 10004, and the Clerk of the United States Bankruptcy Court, Room 534, Alexander Hamilton Custom House, 1 Bowling Green, New York, N.Y. 10004, with a Chambers Copy to the attention of the Hon. Richard Bohanon, United States Bankruptcy Judge, in room 523 of the courthouse.

            E. The hearing on confirmation of the Plan is fixed for December 10, 2001, at 9:45 a.m. in room 523 of the Alexander Hamilton Custom House, 1 Bowling Green, New York, New York 10004.

Dated: New York, N.Y.
       October 24, 2001

                                                  s/Richard L. Bohanon
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                                                  HON. RICHARD BOHANON
                                                  UNITED STATES BANKRUPTCY JUDGE


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